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                                                                     EXHIBIT 5.1


                         [LETTERHEAD OF BRYAN CAVE LLP]



February 4, 2004


 Bakers Footwear Group, Inc.
 2815 Scott Avenue
 St. Louis, MO 63103


Ladies and Gentlemen:

We have acted as special counsel to Bakers Footwear Group, Inc., a Missouri corporation (the "Company"), in connection with the Company's Registration
Statement on Form S-1 (No. 333-   , the "462(b) Registration Statement") filed
by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") pursuant to Rule 462(b) under the Act, relating to the registration of up to 184,000 shares (the "Additional Shares") of common stock of the Company, par value $0.0001 per share (the "Common Stock"), 16,000 warrants (the "Additional Representatives' Warrants") to purchase up to 16,000 shares of Common Stock (the "Additional Warrant Shares," and collectively with the Additional Shares and the Additional Representatives' Warrants, the "Additional Securities") pursuant to the Warrant Agreement (as defined below) and the Additional Warrant Shares.

In connection herewith, we have examined:

         (1)      the 462(b) Registration Statement;

         (2) the form of Underwriting Agreement among the Company, Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., as representatives of the underwriters named therein (collectively, the "Representatives"), which is incorporated by reference into the 462(b) Registration Statement as Exhibit 1.1 (the "Underwriting Agreement");

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Bakers Footwear Group, Inc.
February 4, 2004
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         (3)      the form of Representatives' Warrant Agreement among the
                  Company and the Representatives, a form of which is incorporated into the 462(b) Registration Statement as Exhibit
                  4.3 (the "Warrant Agreement"); and

         (4) the form of Representatives' Warrant attached as Exhibit A to the Warrant Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation of the Company ("Articles") and the form of Restated Bylaws incorporated by reference as
Exhibit 3.2 to the 462(b) Registration Statement, which we expect to be adopted by the Company prior to, and to be in effect upon, the issuance of the Additional Shares and the Additional Representatives' Warrants (the "Restated Bylaws"), and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records, and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, at such times as the respective Additional Securities are issued, all of the documents referred to in this opinion will have been duly authorized by, duly executed, delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents will have been duly authorized and all parties will be duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver, countersign and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. Assuming (a) the due adoption by the Company of the Restated Bylaws and (b) the due execution and delivery of the Underwriting Agreement by the Company, prior to the delivery and issuance of the Additional Shares, and receipt by the Company of all consideration therefor in accordance with the terms of the Underwriting Agreement, the Additional Shares will be validly issued, fully paid and nonassessable.

         2. Assuming (a) the due adoption by the Company of the Restated Bylaws,
(b) the due execution and delivery of the Warrant Agreement and the Additional Representatives' Warrants by the Company, prior to the delivery and issuance of the Additional Representatives' Warrants and (c) receipt by the Company of all consideration therefor in accordance with the terms of the Warrant


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Bakers Footwear Group, Inc.
February 4, 2004
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Agreement, the Additional Representatives' Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. Assuming (a) the due adoption by the Company of the Restated Bylaws, and (b) the due execution and delivery of the Warrant Agreement, prior to the due execution, countersignature, delivery and issuance of the Additional Representatives' Warrants, (c) the due execution, countersignature, delivery and issuance of the Additional Representatives' Warrants and (d) the due presentment for exercise by the registered holder thereof and receipt by the Company of all consideration therefor in accordance with the terms of the Additional Representatives' Warrants and the Warrant Agreement, the Additional Warrant Shares will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, qualifications, limitations and exceptions:

         (a) Our opinions herein reflect only the application of applicable Missouri and New York law and the Federal laws of the United States of America. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

         (b) The enforceability of the Additional Representatives' Warrants may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination,
(ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing.

         (c) We express no opinion as to the enforceability of any provision in the Additional Representatives' Warrants (whether directly or through incorporation by reference to the Warrant Agreement) purporting or attempting to
(A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefor or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, because such provisions are subject to determination by the courts in which litigation may be instituted that such provisions are fair and reasonable and comply with and/or are permitted by applicable constitutional provisions and by applicable laws, regulations and rules of court.

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Bakers Footwear Group, Inc.
February 4, 2004
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This opinion letter is being delivered by us solely for your benefit in connection with the filing of the 462(b) Registration Statement with the Commission. We do not give any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion letter as an exhibit to the 462(b) Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP